Exhibit 10.1

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made as of December 31, 2013 (the “Effective Date”), by and among ENVIRONMENTAL QUALITY MANAGEMENT, INC., an Ohio corporation (“EQMI”), EQ ENGINEERS, LLC, an Indiana limited liability company (“EQE”), VERTTERRE CORPORATION, a New Mexico corporation (“Vertterre”; and together with EQMI and EQE, each a “Borrower” and collectively, the “Borrowers”), and FIRST FINANCIAL BANK, NATIONAL ASSOCIATION, a national banking association (“Bank”).  Each Borrower and Bank hereby agrees as follows:

Preliminary Statements

A.            Borrowers and Bank are parties to that certain Loan Agreement dated as of September 28, 2012 (as amended, the “Loan Agreement”).  Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Loan Agreement.

B.            Bank and each of the Borrowers hereby agree to amend the Loan Agreement and the other Loan Documents, as applicable, all on the terms, and subject to the conditions, of this Amendment.

Statement of Agreement

In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, Bank and each Borrower hereby agree as follows:

1.            Amendments to Loan Agreement.  Subject to the satisfaction of the conditions of this Amendment, the Loan Agreement is hereby amended as follows:

1.1           The following new definitions are hereby added to Section 1.1 of the Loan Agreement, in their proper alphabetical order, to provide in their entirety as follows:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such  Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation; provided that if a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Guarantor(s)” will mean each of, and collectively, (i) Parent, (ii) Grand Prairie, (iii) LGP and (iv) any and all Persons that in the future deliver one or more Guaranties to Lender.

“Guaranty(ies)” will mean each of, and collectively, (i) the Parent Guaranty, (ii) the Vertterre Subsidiary Guaranty, and (iii) any other guaranty made from time to time by a Person for the benefit of Lender to secure the Obligations, in each case, together with any amendments, modifications, restatements or superseding documents thereof or thereto.

“Swap Obligation” means any obligation of any Person to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Second Amendment Closing Date” means December 31, 2013.

1.2           The following definitions in Section 1.1 of the Loan Agreement are hereby amended in their entirety by substituting the following in their respective places:

“Obligation(s)” means all loans, advances, Indebtedness and each and every other obligation or liability of Borrowers (or any one or more of them) owed to each of Bank and/or any Bank’s Affiliate, however created, of every kind and description whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, joint and several, absolute or contingent, liquidated or unliquidated, matured or unmatured, participated in whole or in part, created by trust agreement, lease, overdraft, agreement or otherwise, whether or not secured by additional Collateral, whether originated with Bank or owed to others and acquired by Bank by purchase, assignment or otherwise, and including all loans, advances, Indebtedness, Cross-Guaranteed Obligations, and each and every obligation or liability arising under the Loan Documents, any and all Rate Management Obligations, letters of credit now or hereafter issued, honored or paid by Bank or any Bank’s Affiliate, or any negotiating, confirming, advising, accepting, or paying bank or other financial institution for the benefit of or at the request of any Borrower, foreign exchange or other international transactions or services, treasury management services, all obligations to perform or forbear from performing acts, and agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications and restatements thereof, and all expenses and Attorneys' Fees incurred by Bank hereunder or any other document, instrument or agreement related to any of the foregoing; provided, however, with respect to any Guarantor, the Obligations shall not include Excluded Swap Obligations in respect of such Guarantor.

“Parent Guaranty” means the Amended and Restated Guaranty dated as of the Second Amendment Closing Date made by Parent in favor of Bank.

“Vertterre Subsidiary Guaranty” means the Amended and Restated Guaranty dated as of the Second Amendment Closing Date by Grand Prairie and LGP in favor of Bank.

1.3           Section 11.1 of the Loan Agreement is hereby amended in its entirety by substituting the following in its place:

11.1           Effective Date and Termination Date.  This Agreement, after it is executed by Borrowers, shall be effective upon the date upon which it is signed by Bank.  Unless this Agreement is terminated earlier under Sections 11.2 or 11.3, this Agreement shall terminate on April 15, 2015 (the “Stated Maturity Date”).

1.4           Section 15 of the Loan Agreement is hereby amended by the addition of a new Section 15.20, in its proper place, to provide in its entirety as follows:

15.20           Excluded Swap Obligations.  Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, in no event shall the proceeds of Collateral of a Guarantor be applied by Lender to any Excluded Swap Obligations in respect of such Guarantor.

1.5           Each Schedule to the Loan Agreement is hereby amended in its entirety by substituting the documents attached hereto, and identified as each such Schedule, in its respective place:

2.            Conditions Precedent.

2.1           With the signing of this Amendment, and as a condition of this Amendment, Borrowers will deliver to Bank, all in form and substance satisfactory to Bank in its sole discretion: (a) evidence that the Amendment Documents (as defined below) and the transactions contemplated hereby and thereby were duly authorized by the managers and directors of each Borrower, as applicable, and (b) all other documents, instruments and agreements deemed necessary or desirable by Bank to effect the amendments to Borrowers’ credit facilities with Lender contemplated by this Amendment.

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2.2           With the signing of this Amendment, and as a condition of this Amendment, Borrowers will deliver to Bank, and will cause all third parties to deliver to Bank, all in form and substance satisfactory to Bank in its sole discretion: (a) an Amended and Restated Guaranty, dated as of the Second Amendment Closing Date, made by Parent for the benefit of Bank (“Amended and Restated Parent Guaranty”); (b) an Amended and Restated Guaranty, dated as of the Second Amendment Closing Date, made by Grand Prairie and LGP in favor of Bank (“Amended and Restated Subsidiary Guaranty”); (c) a Reaffirmation of Management Fee Subordination Agreement, dated as of the Second Amendment Closing Date, made by the Management Company for the benefit of Bank; (d) a Reaffirmation to Subordination Agreement (as it pertains to the Additional Beacon Noteholder Subordinated Debt), dated as of the Second Amendment Closing Date, between Bank and Subordinated Lender Agent (as defined in the Additional Beacon Noteholder Subordination Agreement); (e) a Reaffirmation to Subordination Agreement (as it pertains to the December 2011 Beacon Noteholder Subordinated Debt), dated as of the Second Amendment Closing Date, between Bank and Subordinated Lender Agent (as defined in the December 2011 Beacon Noteholder Subordination Agreement); (f) evidence that the directors and managers of Parent, LGP and Grand Prairie, as applicable, have authorized the execution of the documents, and the transactions contemplated thereby, to be entered into pursuant to this Section 2.2, as applicable; and (g) all other documents, instruments and agreements deemed necessary or desirable by Bank to effect the amendments to Borrowers’ credit facilities with Lender contemplated by this Amendment, including evidence satisfactory to Bank that the contractual maturity of all of the Additional Beacon Noteholder Subordinated Debt and all of the December 2011 Beacon Noteholder Subordinated Debt has been extended to no earlier than April 30, 2015.

2.3           With the signing of this Amendment, and as a condition of this Amendment, Borrowers will deliver to Lender, and will cause all third parties to deliver to Lender, all in form and substance satisfactory to Lender in its sole discretion, all documents, instruments, agreements, UCC amendments, UCC termination statements, certificates, opinions, payoff letters and other materials deemed necessary or desirable by Lender in connection with this Amendment and the transactions contemplated hereby, including those on the closing checklist, if any, prepared by counsel to Lender.

3.            Reaffirmation of Security; Joint Obligations; Consent.

3.1           Borrowers and Bank hereby expressly intend that this Amendment shall not in any manner (a) constitute the refinancing, refunding, payment or extinguishment of the Obligations evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Collateral granted pursuant to any Loan Document evidencing, governing or creating a Lien on the Collateral.  Borrowers hereby ratify and reaffirm any and all grants of Liens to Bank on the Collateral as security for the Obligations, and acknowledge and confirm that the grants of the Liens to Bank on the Collateral: (i) represent continuing Liens on all of the Collateral, (ii) secure all of the Obligations, and (iii) represent valid and first priority Liens on all of the Collateral except to the extent of any Permitted Liens.

3.2            All of the obligations of Borrowers under the Loan Documents are joint, several, and primary.  No Borrower will be or be deemed to be an accommodation party with respect to any of the Loan Documents.

3.3           Bank hereby consents, without recourse, representation or warranty, to the amendment and restatement of all of the Additional Beacon Noteholder Subordinated Notes and all of the December 2011 Beacon Noteholder Subordinated Notes on the terms previously provided to Bank in order to, among other things, extend the maturity date with respect to all of the Additional Beacon Noteholder Subordinated Debt and all of the December 2011 Beacon Noteholder Subordinated Debt to April 30, 2015.

4.            Representations.  To induce Bank to accept this Amendment, each Borrower hereby represents and warrants to Bank as follows:

4.1           Each Loan Party has full power and authority to enter into, and to perform its obligations under, as applicable, this Amendment, and the other documents, instruments and certificates being executed and/or delivered in connection herewith, including those contemplated in Section 2.2 (collectively, the “Amendment Documents”) and the execution and delivery of, and the performance of its obligations under and arising out of, the applicable Amendment Documents have been duly authorized by all necessary corporate and limited liability company action, as applicable.

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4.2           Each Amendment Document, as applicable, constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

4.3           Such Loan Party’s representations and warranties contained in the Loan Documents are complete and correct in all material respects as of the Effective Date with the same effect as though such representations and warranties had been made again on and as of the Effective Date, subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Loan Agreement.

4.4           No Event of Default has occurred and is continuing.

5.            Costs and Expenses.  As a condition of this Amendment, Borrowers will pay and reimburse Bank, promptly upon Bank’s request, for the costs and expenses incurred by Bank in connection with this Amendment and the transactions contemplated hereby, including, without limitation, reasonable Attorneys’ Fees.

6.            Entire Agreement.  This Amendment, together with the other Amendment Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.

7.            Release.  Each Borrower, on such Borrower’s behalf and, as applicable, on behalf of such Borrower’s officers, directors, members, managers, shareholders, administrators, heirs, legal representatives, beneficiaries, affiliates, subsidiaries, successors and assigns, hereby voluntarily releases and forever discharges Bank and its direct or indirect parent corporation, all direct or indirect affiliates of such parent corporation, and all of the foregoing’s respective directors, officers, employees, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, “Bank Parties”) from any and all claims, counterclaims, setoffs, actions or causes of action, damages or liabilities of any kind or nature whatsoever, whether in law or in equity, in contract or in tort, whether now accrued or hereafter maturing that may be asserted against the Bank Parties (or any one or more of them), whether known or unknown, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event.  “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any type or sort, whether known or unknown, which occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of (a) any of the terms of any Loan Document, (b) any actions, transactions, matters or circumstances related thereto, (c) the conduct of the relationship between any Bank Party and any Loan Party, or (d) any other actions or inactions by any Bank Party, all prior to the date of this Amendment.  The foregoing release does not release or discharge, or operate to waive performance by, Bank of its express agreements and obligations stated in the Loan Documents on and after the date of this Amendment.

8.            Default.  Any default by any Borrower in the performance of such Borrower’s obligations under any Amendment Document shall constitute an Event of Default under the Loan Agreement.

9.            Continuing Effect of Loan Agreement; Reaffirmation of Loan Documents.  Except as expressly amended hereby, all of the provisions of the Loan Agreement are ratified and confirmed and remain in full force and effect.  The Loan Documents, except as amended by this Amendment or, as applicable, as amended (or amended and restated) by one of the other Amendment Documents, shall remain in full force and effect, and each of them is hereby ratified and confirmed by Borrowers and Bank.

10.          One Agreement; References; Fax Signature.  The Loan Agreement, as amended by this Amendment, will be construed as one agreement.  All references in any of the Loan Documents to: (a) the Loan Agreement will be deemed to be references to the Loan Agreement as amended by this Amendment, (b) the Parent Guaranty will be deemed to be references to the Amended and Restated Parent Guaranty and (c) the Vertterre Subsidiary Guaranty will be deemed to be references to the Amended and Restated Subsidiary Guaranty.  Any Amendment Document may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof or thereof, and, if so signed: (i) may be relied on by each party as if the document were a manually signed original and (ii) will be binding on each party for all purposes.

11.          Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

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12.          Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

13.          Governing Law; Severability.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles). If any term of this Amendment is found invalid under Ohio law or laws of mandatory application by a court of competent jurisdiction, the invalid term will be considered excluded from this Amendment and will not invalidate the remaining terms of this Amendment.

14.          WAIVER OF JURY TRIAL. BORROWERS AND BANK EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AMENDMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

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           IN WITNESS WHEREOF, Borrowers and Bank have executed this Amendment by their duly authorized officers as of the Effective Date.

ENVIRONMENTAL QUALITY MANAGEMENT, INC.

By:	/s/ Robert R. Galvin
Robert R. Galvin, Chief Financial Officer

EQ ENGINEERS, LLC

By:	/s/ Jack S. Greber
Jack S. Greber, Manager

VERTTERRE CORPORATION

By:	/s/ James E. Wendle
James E. Wendle, President

BANK:

FIRST FINANCIAL BANK, NATIONAL ASSOCIATION

By:	/s/ Thomas J. Fischer
Thomas J. Fischer, Vice President

SIGNATURE PAGE TO
SECOND AMENDMENT TO LOAN AGREEMENT
(EQM)

SCHEDULES

The following Schedules (the “Schedules”) are to be read in their entirety.  Nothing in the Schedules is intended to broaden the scope of any representation or warranty of the Borrowers contained in the Loan Agreement, dated as of September 28, 2012, as amended by the First Amendment to Loan Agreement, dated as of February 27, 2013, as amended by the Second Amendment to Loan Agreement, dated as of December 31, 2013, (the “Agreement”), among FIRST FINANCIAL BANK, NATIONAL ASSOCIATION, a national banking association (“Bank”), ENVIRONMENTAL QUALITY MANAGEMENT, INC., an Ohio corporation (“EQMI”), EQ ENGINEERS, LLC, an Indiana limited liability company (“EQE”), and VERTTERRE CORPORATION, a New Mexico corporation (“Vertterre”).  Capitalized terms used but not defined herein or in the Schedules shall have the meanings ascribed to such terms in the Agreement.

To the extent more than one representation and warranty contained in the Agreement requires the same disclosure, the appearance of such disclosure on any single item herein shall serve as disclosure for all other representations and warranties to which such disclosure applies.  The failure by the Borrowers to cross-reference any disclosure on any particular schedule shall not constitute a breach by the Company of the applicable representation or warranty as long as the matter is disclosed elsewhere in these schedules.

Inclusion of any item in the Schedules (i) does not represent a determination by the Borrowers that such item is material and shall not be deemed to establish a standard of materiality and (ii) does not represent a determination by the Borrowers that such item did not arise in the ordinary course of business.  Any disclosure contained in the Schedules that refers to a document is qualified in its entirety by reference to the text of such document.

SCHEDULE 1

Borrower’s Facilities

Real Property that EQMI Leases

1)           18939 120th Ave NE, Suite 103 Bothell, Washington

2)           64090 NWY 1090, Pearl River, Louisiana

3)           2135 Schapelle Lane, Cincinnati, Ohio

4)           12721 Wolf Road, Geneseo, Illinois

5)           3460 Business Drive, Sacramento, California

6)           1280 Arrowhead Court, Crown Point, Indiana

7)           1800 Carillon Boulevard, Cincinnati, Ohio

8)           3400 179th Street, Suite 2, Hammond, Indiana

Real Property that EQE Leases

1)           3400 179th Street, Suite 1, Hammond, Indiana

Real Property that Vertterre Leases

1)           320 Gold Avenue, SW, Suite 500, Albuquerque, New Mexico

2)           816 West Broadway, Bloomfield, New Mexico

3)           14115 Davis Estate Road, Needville, Texas

SCHEDULE 2

Financial Statements

See financial statements of EQM Technologies & Energy, Inc. and Subsidiaries included in the Quarterly Report on Form 10-Q of EQM Technologies & Energy, Inc. for the quarter ended September 30, 2013, filed with the Securities and Exchange Commission on November 14, 2013.

SCHEDULE 3

Permitted Liens1

The interest, if any, of the persons named a “secured party” in the UCC financial statements listed below:

DEBTOR:  Environmental Quality Management, Inc.

A.           Jurisdiction:  Ohio Secretary of State

Name of Debtor	Name of Secured Party	Search Location	Filing Date	Filing Number	Description of Collateral
Environmental Quality Management, Inc.	U.S. Bancorp Oliver-Allen Technology Leasing	Ohio	1/10/08	OH00122753991	Leased Equipment
Environmental Quality Management, Inc.	U.S. Bancorp Oliver-Allen Technology Leasing	Ohio	1/10/08	OH00122754014	Leased Equipment
Environmental Quality Management, Inc.	U.S. Bancorp Oliver-Allen Technology Leasing	Ohio	1/10/08	OH00122754125	Leased Equipment
Environmental Quality Management, Inc.	U.S. Bancorp Equipment Finance, Inc.	Ohio	4/4/08	OH00125427670	Leased Equipment
Environmental Quality Management, Inc.	U.S. Bancorp Equipment Finance, Inc.	Ohio	4/4/08	OH00125414633	Leased Equipment
Environmental Quality Management, Inc.	U.S. Bancorp Equipment Finance, Inc.	Ohio	4/4/08	OH00125425878	Leased Equipment
Environmental Quality Management, Inc.	U.S. Bancorp Equipment Finance, Inc.	Ohio	7/29/08	OH00128531775	Leased Equipment
Environmental Quality Management, Inc.	U.S. Bancorp Equipment Finance, Inc.	Ohio	7/29/08	OH00128531886	Leased Equipment
Environmental Quality Management, Inc.	U.S. Bancorp Equipment Finance, Inc.	Ohio	7/29/08	OH00128522887	Leased Equipment
Environmental Quality Management, Inc.	Les Schwab Warehouse Center, Inc.	Ohio	10/13/09	OH00137754293	Leased Equipment

1 The appearance of any filing on this Schedule of Permitted Liens is not an acknowledgement of the validity, perfection and/or priority of any interest held by the listed secured party.

DEBTOR:  EQ Engineers, LLC

B.           Jurisdiction:  Indiana Secretary of State

Name of Debtor	Name of Secured Party	Search Location	Filing Date	Filing Number	Description of Collateral
EQ Engineers, LLC	Steelcase Financial Services Inc.	Indiana	11/4/08	200800009750950	Leased Equipment

Liens related to the US Bank Letter of Credit (SLCLSTL02779) - Lexon Insurance at Beneficiary.

Liens related to leased equipment.

SCHEDULE 9.1

List of Jurisdictions of Incorporation and Qualification

EQMI is qualified to do business and is in good standing in the following states:

Alabama
Arizona
California
Colorado
Hawaii
Idaho
Indiana
Louisiana
Michigan
Nevada
New Mexico
North Carolina
Ohio
Oregon
Pennsylvania
South Carolina
South Dakota
Texas
Washington

EQMI currently leases property in Illinois. EQMI is qualified to do business and is undertaking to return to good standing in Illinois.

EQ Engineers, LLC is qualified to do business and is in good standing in Indiana.

Vertterre is qualified to do business and is in good standing in New Mexico and Texas.

SCHEDULE 9.5

Licenses; Trademarks; Patents; Copyrights; Government Contracts

Licenses:
Borrowers have licensed certain off the shelf software for use in their daily operations, including AutoCAD and the Deltek Accounting software.

Trademarks:
EQ (Environmental Quality Management)
EQE (Environmental Quality Engineers)
EQES (EQ – Slovakia)

Patents:
Title: EQ's Releasable Asbestos Field Sampler (RAFS):
US Patent No: 7,758,813
Patent Holder: Environmental Quality Management, Inc.
Inventors: John R. Kominsky, Fred Hall

Description: The RAFS consists of a variable-speed high-efficiency particulate air (REP A) filtered fan attached to a tunnel (6 x 6 x 24 in.) with an open bottom for exposure to the test matrix soil. The fan discharges the air at the tunnel inlet through diffusers to evenly distribute the airflow. A variable-speed motorized rake mechanism inside of the tunnel provides consistent and reproducible agitation of the top 11.2 in. of soil. A gentle airflow laterally transports the generated aerosol inside of a tunnel to one end where filter sampling cassettes or real-time instruments are used to measure asbestos and particulate release.

Copyrights:
None

Government Contracts:

ACTIVE CONTRACTS

Project Number	Contract Number	Contract Type	Client	Title	Contracting Officer
30174	GSA GS-10F-0293K	ID/IQ (FFP and T&M Orders)	General Services Administration, Auburn, WA	Federal Supply Schedule (FSS) Contract for Group 899 - Environmental Services, SINS 899-1 & 899-8	Ms. Jaylene J. Berry Contracting Officer GSA, MSC 400 15th Street, SW Auburn, WA 98001-6599
30174.0016.001	GSA GS-10F-0293K, USACE Order No. W912QR-11-F-0266	FFP Task Order under GSA Contract	U.S. Army Corps of Engineers (USACE), Louisville District Louisville, KY	2011 PBA for Environmental Investigation Services RVAAP-66 Facility-Wide Groundwater, Ravenna, OH (SIN No. 899-1)	Ms. Denise Bush Contracting Officer U.S. Army Engineer District, Louisville Civil/OPS/Environmental Team 600 Dr. Martin Luther King, Jr. Place, Room 821 Louisville, KY 40202-2230
30174.0017.001	GSA GS-10F-0293K, USACE Order No. W912QR-12-F-0033	FFP Task Order under GSA Contract	U.S. Army Corps of Engineers (USACE), Louisville District Louisville, KY	Provide Services for the Lockbourne AFB, AOC's 3, 8/9, and 11, Columbus, Franklin County, OH (SIN No. 899-1)	Ms. Lisa Bisig Contracting Officer U.S. Army Engineer District, Louisville Civil/OPS/Environmental Team 600 Dr. Martin Luther King, Jr. Place, Room 821 Louisville, KY 40202-2230
30240	USACE Contract No. W912QR-04-D-0036	ID/IQ with FFP, GFPR, CPFF, CPAF or CPIF task orders	U.S. Army Engineering District, Louisville	Multiple Award Remediation Contract (MARC) for the Louisville District and all USACE Mission Boundaries	Ms. Denise Bush Contracting Officer U.S. Army Engineer District, Louisville Civil/OPS/Environmental Team 600 Dr. Martin Luther King, Jr. Place, Room 821 Louisville, KY 40202-2230

Project Number	Contract Number	Contract Type	Client	Title	Contracting Officer
30262	EP-W-07-022	ID/IQ with T&M, Fixed Rate T.O.'s	U.S. Environmental Protection Agency (EPA), Region 9, San Francisco, CA	Emergency and Rapid Response Services (ERRS - 3) for Region 9	Mr. Alexander Kramer Contracting Officer (MTS-4-3) U.S. Environmental Protection Agency, Region 9 75 Hawthorne St. San Francisco, CA 94105-3901
30268	EP-S6-07-01	ID/IQ with Time and Materials T.O’s	U.S. Environmental Protection Agency (EPA), Region 6, Dallas, TX	Emergency and Rapid Response Services (ERRS - 3) for Region 6	Mr. Michael Pheeny Contracting Officer (6MD-CP) U.S. Environmental Protection Agency Region 6 1445 Ross Avenue, Suite 1200 Dallas, TX 75202-2733
30277	CMC Subcontract Dated 2/24/08/ EPA Contract No. EP-S4-07-02	ID/IQ with Time and Materials T.O’s	Sub. to CMC, Inc./ U.S. EPA, Region IV, Atlanta, GA	Emergency and Rapid Response Services III (ERRS III) for EPA Region IV	Mr. Clay Corman CMC, Inc. 1151 Jessamine Station Pike Nicholasville, KY 40356
30281	EP-S5-08-02	ID/IQ with Time and Materials T.O’s	U.S. Environmental Protection Agency (EPA), Chicago, IL	Emergency and Rapid Response Services (ERRS-3) for Region 5	Mr. Thomas Harrison Contracting Officer, MCC-10J U.S. Environmental Protection Agency Region V 77 West Jackson Boulevard Chicago, IL 60604-3507
30283	FA3002-09-D-0002	ID/IQ with FFP and CPFF Task Orders	Dept. of the Air Force, AFCESA, Tyndall AFB, FL	Sustainment/Restoration & Modernization Acquisition Task Order Contract (SATOC)	Mr. George Mason Contracting Officer AFMC 772/ESS/PKH C/O HQ AFCESA/CEKC 139 Barnes Drive, Suite 1 Tyndall AFB, FL 32403-5319

Project Number	Contract Number	Contract Type	Client	Title	Contracting Officer
30287	FA8903-09-D-8564	ID/IQ with CPFF, CPIF, & FFP & FPI Task Orders	Dept. of the Air Force, AFCEE/OD, Brooks City-Base, TX	Worldwide Environmental Restoration and Construction 2009 (WERC09) Contract	Ms. Ana Jimenez Contracting Officer HQ/AFCEE/ACV 3300 Sidney Brooks Brooks City Base, TX 78235-5112
30296.00##	EA Engineering PO #______/ Navy Contract No. N62742-10-D-1806	FFP (EA Eng. is issuing separate FFP PO’s for each FFP T.O.)	Sub to EA Engineering, Science, and Technology, Inc. / U.S. Navy	Provide QA services for Fixed Price Remedial Action Contract (FRAC) for Various Sites in the Naval Facilities Engineering Command Pacific (NAVFAC Pacific) Area of Responsibility	Mr. Brian McLaughlin, CFCM Manager, Contracts and Procurement EA Engineering, Science, and Technology, Inc. 11019 McCormick Road Hunt Valley, MD 21031
30298	Gonzales-Stoller Remediation Services, LLC Sub. No. GSR-EQM-1016/ DOE Contract No. DE-EM0000841	ID/IQ with FFP, CPFF, CPAR, & CPIF Task Orders	Sub. to Gonzales-Stoller Remediation Services, LLC/ U.S. Dept. of Energy (DOE)	Environmental Remediation Services and DD&R	Ms. Lorraine Alvarez Contract Administrator Gonzales-Stoller Remediation Services, LLC 1294 Suncrest Towne Centre Drive Morgantown, WV 26505
30301	EP-R5-11-04	ID/IQ with FFP T.O.'s	U.S. Environmental Protection Agency (EPA), Chicago, IL	Great Lakes National Program Office Cleanup Services (GLNPOCS)	Ms. Sheila Dolan Contracting Officer, MCC-10J U.S. Environmental Protection Agency Region V 77 West Jackson Boulevard Chicago, IL 60604-3507
30302	Prime Engineering Subcontract No. C10006/ USACE Contract No. W9126G-11-D-0038	ID/IQ with FFP T.O.'s	Sub. to Prime Engineering & Architecture, Inc./ USACE, Fort Worth District	A-E Services SATOC in Support of Dept. of Homeland Security	Mr. Kumar Buvanendarann PRIME Engineering & Architecture, Inc. 3000 Corporate Exchange Dr., Suite 600 Columbus, OH 43231

Project Number	Contract Number	Contract Type	Client	Title	Contracting Officer
30303	EP-S9-12-01	ID/IQ with Fixed Rate for Services T.O.’s	U.S. Environmental Protection Agency (EPA), Region 9, San Francisco, CA	Emergency and Rapid Response Services (ERRS – 4) for Region 9	Mr. Philip Ingram Contracting Officer (MTS-4-3) U.S. Environmental Protection Agency, Region 9 75 Hawthorne St. San Francisco, CA 94105-3901
30304	RTI Sub. No. 8-312-0213151/ EPA Contract No. EP-C-11-036	ID/IQ with FFP or CPFF Task Orders	Sub to RTI International/U.S. Environmental Protection Agency (EPA), Cincinnati, OH	Scientific, Technical, Research, Engineering, and Monitoring Support II (STREAMS II)	Ms. Katherine Mangum Senior Manager, Subcontracts RTI International Global Supply Chain SSES Subcontracts P.O. Box 12194, 3040 Cornwallis Road Research Triangle Park, NC 27709-2194
30307	USACE Contract No. W912DQ-13-D-3004	ID/IQ with FFP & CPFF task orders	U.S. Army Engineering District, Kansas City, MO
MEGA Long Term Response Action/Environmental Remediation Services (LTRA/ERS) MATOC (multiple award task order contract) in Support of the U.S. Army Corps of Engineers, Northwestern Div. and EPA Region 2
Ms. Kris Ann Huber Contract Specialist, CECT-NWK-H U.S. Army Corps of Engineers, Kansas City 601 E. 12th St., Room 647 Kansas City, MO 64106-2896
30309	EP-S7-13-02	ID/IQ with Fixed Rate for Services T.O.'s	U.S. Environmental Protection Agency (EPA), Region 10, Seattle, WA	Emergency and Rapid Response Services (ERRS - 4) for Region 10	Mr. Tyrone Lewis Contracting Officer U.S. EPA, Region 7 PLMG/RFMB/ACMS 11201 Renner Blvd. Lenexa, KS 66219
30310	ERT Sub. No. G3350-SUB03/ USACE Contract No. W912QR-12D-0011	ID/IQ with FFP & T&M Task Orders	Sub. to Earth Resources Technology, Inc. (ERT)/USACE, Louisville District	Environmental and Restoration Services Contract for Louisville District and all U.S. Army Corps of Engineers Mission Boundaries (ERSC)	Ms. Hope Tucker Subcontracts and Procurement Specialist Earth Resources Technology, Inc. 6100 Frost Place, Suite A Laurel, MD 20707

Project Number	Contract Number	Contract Type	Client	Title	Contracting Officer
30312.0001	SulTRAC Sub. No. S184-0002-0/ EPA Contract No. EP-S5-06-02	ID/IQ with Fixed Unit Rate TO's	SulTRAC JV (joint venture between Sullivan International Group, Inc. and Tetra Tech, Inc.) /U.S. Environmental Protection Agency (EPA), Region 5, Chicago, IL	Jacobsville Neighborhood Soil Contamination Site, OU 2 Project 2, Remedial Action	Ms. Teena Rhoden Subcontract Administrator Sullivan International Group, Inc. on behalf of SulTRAC JV 2750 Womble Road, Suite 100 San Diego, CA 92106
39001	N40083-11-D-0030	ID/IQ with FFP Task Orders	Dept. of the Navy, NAVFAC Midwest, IPT Great Lakes, IL	Awarded to SEQ Vets Remediation JV (Joint Venture between Sullivan and EQ) Environmental Multiple Award Contract (EMAC)	Mr. Chris Payton Contracting Officer NAVFAC Midwest IPT 201 Decatur Ave., Bldg. 1A Great Lakes, IL 60088-2801
39002.0001	EP-S7-12-08	Indef. Qty. with Fixed Unit Prices	U.S. Environmental Protection Agency (EPA), Region 7, Kansas City, KS	Awarded to SEQ Vets Remediation JV B (Joint Venture between Sullivan and EQ) -- Remedial Action Oronogo-Duenweg Mining Belt Site, Operable Unit 01, Jasper County, MO	Mr. Jack Peterson Contracting Officer U.S. Environmental Protection Agency, Region 7 PLMG/RFMB 11201 Renner Blvd. Lenexa, KS 66219

See Schedule 9.15, “Investigation Regarding FOB Hope Project”.

Code of Ethics - See attached.

SCHEDULE 9.8

Labor matters

None.

SCHEDULE 9.9

Compliance with laws

None.

SCHEDULE 9.10

Hazardous Substances

A substantial portion of EQMI’s business involves planning, design, program management and construction management of pollution control facilities, as well as assessment and management of remediation activities at hazardous waste or Superfund sites and military bases.  In addition, EQMI contracts with U.S. federal government entities to destroy hazardous materials. These activities require EQMI to manage, handle, remove, treat, transport and dispose of toxic and hazardous substances. Some environmental laws, such as the Superfund law and similar state and local statutes, can impose liability for the entire cost of clean-up for contaminated facilities or sites upon present and former owners and operators, as well as generators, transporters and persons arranging for the treatment or disposal of such substances. In addition, while Borrowers strive to handle hazardous and toxic substances with care and in accordance with safe methods, the possibility of accidents, leaks, spills and the events of force majeure always exist. Certain of EQMI’s business operations are covered by U.S. Public Law 85-804, which provides for government indemnification against claims and damages arising out of unusually hazardous activities performed at the request of the government. Due to changes in public policies and law, however, government indemnification may not be available in the case of any future claims or liabilities relating to other hazardous activities that EQMI performs.

SCHEDULE 9.13

Pension Matters

None.

SCHEDULE 9.15

Litigation

Investigation Regarding FOB Hope Project

In August 2007, Parent initiated an internal investigation regarding potential billing for unallowable costs in connection with the construction of a forward operating base in Iraq beginning in 2006 (the “FOB Hope Project”).  Parent completed the FOB Hope Project in March 2008.  Parent submitted its findings to the Office of the Department of Defense Inspector General and was admitted into the Department of Defense Voluntary Disclosure Program, which provides participants with certain protections and rights related to possible contract violations.  Parent was accepted into the Voluntary Disclosure Program and answered all questions of, and submitted all information requested by, the Federal government concerning this matter.  On March 26, 2013, Parent received a letter from the Department of the Air Force informing it that the Air Force Civil Engineer Center is seeking reimbursement of approximately $3.69 million, based on approximately $440,000 in overbillings that Parent disclosed as part of the Voluntary Disclosure Program and an additional approximately $3.25 million in unallowable costs as determined by a verification investigation conducted by the Defense Contract Audit Agency (“DCAA”).  Pursuant to the March 26, 2013 letter, the Air Force had requested that payment be made promptly and informed Parent that the Defense Finance and Accounting Services payment office may initiate procedures to offset the amount of the requested reimbursement against any payments otherwise due to Parent.  The letter advises Parent that if it believes the requested reimbursement is invalid or the amount is incorrect, Parent should contact the sender to discuss.

Shortly after Parent’s receipt of the March 26, 2013 letter, Parent established a dialogue with the Air Force and has requested additional information regarding the findings of the DCAA.  In a show of good faith, Parent also agreed to remit approximately $440,000 (its estimate of its overbillings pursuant to its filing with the Voluntary Disclosure Program) (the “Voluntary Amount”) to the Air Force over a tentatively agreed to installment period.  As of September 30, 2013, Parent is awaiting further information from the Air Force concerning the specific terms and conditions for paying the Voluntary Amount as proposed.  Parent also requested that the Air Force defer further collection efforts in regard to its request for reimbursement in order to allow the Air Force time to analyze and properly respond to the information that Parent has submitted to the Air Force in connection with the DCAA’s claim.  On August 2, 2013 and September 20, 2013, Parent filed responses to the DCAA’s claim with the Air Force including reasoning to refute the claims asserted by the DCAA.  As of September 30, 2013 and December 31, 2012, Parent has included within accrued expenses and other current liabilities, within the condensed consolidated balance sheet, approximately $400,000 for amounts that may be due in regard to its FOB Hope Project.  Parent’s management believes that it will be successful in defending its position with the Air Force.   However, if Parent is not successful, the outcome would likely have a material adverse effect upon its financial position. Parent has not accrued any additional amounts in response to the letter received on March 26, 2013.

FOB Hope Project Claim for Equitable Adjustment

In 2008, Parent filed a request with the U.S. Air Force for an equitable adjustment in connection with the FOB Hope Project (the “Air Force Claim”). Parent completed the FOB Hope Project in March 2008. The Air Force Claim is being reviewed, but Parent has not been provided with a specific time line for final resolution of the Air Force Claim and Parent is not able to determine the amount that might be received in connection with the Air Force Claim.

EPA Claim for Equitable Adjustment

On January 23, 2012, Parent filed with the EPA to request an equitable adjustment in connection with a 2-year, $11 million contract to excavate and remove lead contaminated soils from residential properties located throughout Madison County, Missouri, which was completed in October 2011 (the “Madison County Contract”).  On January 23, 2012, Parent filed a request with the EPA for an equitable adjustment on the basis that it suffered a major financial loss as a result of certain volume under runs in connection with the Madison County Contract (“EPA Claim”).  The amount of the EPA Claim was approximately $6,000,000.  In early April 2013, the EPA filed a motion with the United States Civilian Board of Contract Appeals (“USCBCA”) for the dismissal of Parent’s equitable adjustment claim.  On April 30, 2013, the USCBCA denied the EPA’s motion for dismissal.  On May 10, 2013, Parent agreed with the EPA to pursue an alternative dispute resolution process as a means to resolve the principal elements of its claim.  Parent participated with the EPA in a non-binding mediation program in front of a judge in regard to the principal elements of the EPA Claim.  On August 6, 2013, the judge issued a report in which he denied the principal elements of Parent’s claims and found in favor of the EPA.  Based on this report and upon the advice of legal counsel, Parent has decided not to further pursue the EPA Claim.

SCHEDULE 9.17

Affiliates; Affiliate Transactions

Borrower	Directors/Managers	Officers	Stockholders	Subsidiaries
EQMI	James E. Wendle Robert R. Galvin Jack S. Greber	James E. Wendle - President and Chief Operating Officer Robert R. Galvin - Chief Financial Officer, Executive Vice President, Secretary and Treasurer Jack S. Greber - Senior Vice President	Parent	EQE EQ Engineers Slovakia, s.r.o. Vertterre
EQE	Jack S. Greber	N/A	EQMI	None
Vertterre	James E. Wendle Robert R. Galvin Joseph P. Hoffman	James E. Wendle - President Robert R. Galvin - Treasurer Joseph P. Hoffman - Secretary	EQMI	LGP Grand Prairie

See also Note 14 - Related Parties, to the Quarterly Report on Form 10-Q of EQM Technologies & Energy, Inc. for the quarter ended September 30, 2013, filed with the Securities and Exchange Commission on November 14, 2013.

Parent and Borrowers have certain other arrangements that may be classified under Permitted Administrative Advances and Permitted Other Distributions pursuant to which goods and services are exchanged between Parent and Borrowers, and certain other intercompany arrangements.

SCHEDULE 9.18

Stockholders

Borrower	Shares/Units Authorized	Shares/Units Outstanding	Stockholders
EQMI	1,000	100	Parent
EQE	100% Interests	EQMI has 100% interest in EQE	EQMI
Vertterre	1,000	1,000	EQMI

SCHEDULE 9.19

Noncompetition Agreements

Employment Agreement between EQMI and James E. Wendle, effective as of January 1, 2012.

Employment Agreement between EQMI and Jack S. Greber effective as of January 1, 2012.

Employment Agreement between EQMI and Robert R. Galvin effective as of January 1, 2012.

Employment Agreement between EQMI and Joseph P. Hoffman effective as of January 1, 2012.

Employment Agreement between EQMI and Daniel Sandoval effective as of December 27, 2012

Stock Purchase Agreement between EQMI and Daniel Sandoval dated as of December 27, 2012

SCHEDULE 9.20

Bank Accounts

Environmental Quality Management, Inc.
First Financial Bank Lockbox A/C# XXXXXXXXX
First Financial Bank Disbursements A/C# XXXXXXXXX
US Bank Lockbox A/C# XXXXXXXXX
US Bank Operating A/C# XXXXXXXXX

EQ Engineers, LLC
First Financial Bank Lockbox A/C# XXXXXXXXX
First Financial Bank Disbursements A/C# XXXXXXXXX

Beacon
First Financial Bank Money Market A/C# XXXXXXXXX

Vertterre
First Financial Bank Lockbox A/C# XXXXXXXXX
First Financial Bank Disbursements A/C# XXXXXXXXX

SCHEDULE 9.24

Leases

Real Property that EQMI Leases

1)           18939 120th Ave NE, Suite 103 Bothell, Washington

2)           64090 NWY 1090, Pearl River, Louisiana

3)           2135 Schapelle Lane, Cincinnati, Ohio

4)           12721 Wolf Road, Geneseo, Illinois

5)           3460 Business Drive, Sacramento, California

6)           1280 Arrowhead Court, Crown Point, Indiana

7)           1800 Carillon Boulevard, Cincinnati, Ohio

8)           3400 179th Street, Suite 2, Hammond, Indiana

Real Property that EQE Leases

1)           3400 179th Street, Suite 1, Hammond, Indiana

Real Property that Vertterre Leases

1)           320 Gold Avenue, SW, Suite 500, Albuquerque, New Mexico

2)           816 West Broadway, Bloomfield, New Mexico

3)           14115 Davis Estate Road, Needville, Texas

Equipment that EQMI Leases

1)           Postage Meter, Bethell, Washington

2)           Postage Meter, Crown Point, Indiana

3)           Savin 8350 Copier, Hammond, Indiana

4)           Postage Meter, Cincinnati, Ohio

5)           RICOH Pro 906 EX Copier, Cincinnati, Ohio

6)           Panasonic DP C264 Copier, Hammond, Indiana

7)           Kyocera 400CI Copier, Bethell, Washington

8)           Kyocera KM-3035 Copier, Sacramento, California

9)           RICOH MP6001 Copier, Cincinnati, Ohio

10)           2 RICOH MPC4000 Copiers, Cincinnati, Ohio

11)           2 Bobcat T650 Compact Track Loaders, Lynwood, Washington

12)           2 Bobcat E26 Mini Excavator, Lynwood, Washington

13)           2 Bobcat E45 Mini Excavator, Lynwood, Washington

Vehicles that EQMI Leases

#	Year	Make	Model	Lic. State
1	2009	CHEV	COLC	OH
2	2009	CHEV	COLC	OH
3	2008	CHEV	S2HE	IN
4	2010	FORD	F35C	OH
5	2009	CHEV	S2HC	WA
6	2009	CHEV	S15C	WA
7	2009	DODG	SP35	OH
8	2010	FORD	F15E	CA
9	2010	FORD	F150	WA
10	2010	CHEV	S2HE	TX
11	2010	CHEV	S2HE	OH
12	2010	FORD	F15E	OH
13	2010	DODG	B15Q	LA
14	2009	LINC	MKX	OH
15	2009	CHEV	S15C	OH
16	2010	FORD	TRNC	OH
17	2010	CHEV	S15E	IL
18	2011	FORD	F25E	OH
19	2011	FORD	F15E	OH
20	2011	CHEV	S2HE	OH
21	2011	CHEV	S2HE	OH
22	2011	CHEV	S2HE	IN
23	2011	CHEV	S15E	ID
24	2011	CHEV	S15E	OH
25	2011	CHEV	S2HE	OH
26	2012	CHEV	S2HE	OH
27	2012	CHEV	S15E	CA
28	2012	CHEV	S2HC	OH
29	2013	FORD	FOCU	OH
30	2013	CHEV	S3HE	OH

31	2013	CHEV	S15E	OH
32	2013	CHEV	S3DC	OH
33	2013	CHEV	S15C	IL
34	2013	CHEV	S15C	OH
35	2013	CHEV	S15C	CA
36	2013	CHEV	S2HE	OH
37	2013	CHEV	EQUI	OH
38	2013	CHEV	EQUI	OH
39	2013	CHEV	EQUI	LA
40	2014	CHEV	E35P	OH

SCHEDULE 9.25

Insurance Policies for Borrowers

		Aggregate
Carrier	Coverage Type	Coverage Limit ($)
Chartis	General Liability and Professional Liability	2,000,000
Chartis	Commercial Excess	9,000,000
Chubb	Property	6,093,000
Chubb	Equip- Inland Marine	857,364
Chubb	Worker's Comp	1,000,000
Chubb	Auto	1,000,000
CNA	D&O	5,000,000
CNA	Crime	1,000,000
Chubb	Employment Practices	3,000,000
CNA	Fiduciary	3,000,000

Insurance Policies for Beacon Energy (Texas) Corp.

		Aggregate
Carrier	Coverage Type	Coverage Limit ($)
Catlin	General Liability	2,000,000
Steadfast	Pollution	2,000,000